UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

This Form 8-K/A is filed by TTM Technologies, Inc. (the “Registrant”) to correct misstatements contained in the Supplemental Data table disclosed in its most recently issued press release that was furnished as Exhibit 99.1 to the original Form 8-K dated October 28, 2015. TTM hereby corrects the Supplemental Data table related to the Third Quarter 2015 percentages for the Automotive, Computing/Storage/Peripherals, and Networking/Communication markets in the End Market Breakdown section of the Supplemental Data table from 18%, 14% and 22%, to 17%, 12% and 25%, respectively. Below is the corrected Supplemental Data table in its entirety.

End Market Breakdown:
	Third Quarter		Second Quarter
	2015	2014	2015

Aerospace/Defense	14%	15%	15%
Automotive	17%	3%	7%
Cellular Phone	16%	25%	24%
Computing/Storage/Peripherals	12%	13%	11%
Medical/Industrial/Instrumentation	14%	9%	12%
Networking/Communications	25%	32%	26%
Other	2%	3%	5%

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

The disclosure in Item 2.02 above is hereby incorporated by reference into this Item 7.01.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Item 2.02, and Item 7.01 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: October 29, 2015	/s/ Todd. B. Schull
By: Todd B. Schull
Executive Vice President, Chief Financial Officer, Treasurer and Secretary